As filed with the Securities and Exchange Commission on March 31, 1998
                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  76-0423828
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.

                       1300 Post Oak Blvd., Suite 1500
                             Houston, Texas 77056
         (Address of principal executive offices, including zip code)

                      1996 DIRECTORS' STOCK OPTION PLAN
                          1995 STOCK INCENTIVE PLAN
                          1996 STOCK OPTION PLAN
                           (Full title of the plan)

                               Melvin C. Payne
                           Chief Executive Officer
                       1300 Post Oak Blvd., Suite 1500
                             Houston, Texas 77056
                   (Name and address of agent for service)

                                (281) 556-7400
        (Telephone number, including area code, of agent for service)

                                   Copy to:

                                John T. Unger
                             Snell & Smith, P.C.
                          1000 Louisiana, Suite 1200
                             Houston, Texas 77002

                       CALCULATION OF REGISTRATION FEE

    Title of                                      Proposed maximum
securities to be                Amount to be         aggregate              Amount of
   registered                    registered       offering price (1)     registration fee
-----------------------------------------------------------------------------------------
Class A Common Stock, $.01     750,000 shares        $16,075,125             $4,742.16
par value
-----------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

      This registration statement is filed to register additional securities of the same class as other securities for which a registration statement filed on this form relating to the Registrant's 1996 Nonemployee Directors' Stock Option Plan, 1995 Stock Incentive Plan, and 1996 Stock Incentive Plan is effective. The contents of the Registration Statement on Form S-8 (File No. 333-11435) are incorporated herein by reference.

Item 8.   Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      3.1 Amended and Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996, and incorporated herein by reference).

      3.2   Restated Bylaws of the Company (filed with the Commission as Exhibit
            3.2 to the Company's Registration Statement on Form S-1 (Registration No.333-5545) and incorporated herein by reference).

      5.1    Opinion of Snell & Smith, A Professional Corporation.

     10.1    Amendment No. 1 to 1995 Stock Incentive Plan.

     10.2    Amendment No. 1 to 1996 Stock Option Plan.

     23.1    Consent of Arthur Andersen L.L.P.

     23.2    Consent of Snell & Smith, A Professional corporation (included in
             Exhibit 5.1).

     24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31 day of March, 1998.

                                                CARRIAGE SERVICES, INC.

                                                By /s/ MELVIN C. PAYNE
                                                Melvin C. Payne
                                                Chairman of the Board and
                                                Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin C. Payne, Mark W. Duffey, and Thomas C. Livengood or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 31 day of March, 1998.

SIGNATURE                           TITLE

/s/ MELVIN C. PAYNE                 Chairman of the Board, Chief Executive
Melvin C. Payne                     Officer and Director (Principal Executive
                                    Officer)

/s/ MARK W. DUFFEY                  President and Director
Mark W. Duffey

/s/ THOMAS C. LIVENGOOD             Executive Vice President, Chief Financial
Thomas C. Livengood                 Officer and Secretary (Principal Financial
                                    and Accounting Officer)

/s/ C. BYRON SNYDER                 Director
C. Byron Snyder

/s/ BARRY K. FINGERHUT              Director
Barry K. Fingerhut

/s/ RONALD A. ERICKSON              Director
Ronald A. Erickson

/s/ ROBERT D. LARRABEE              Director
Robert D. Larrabee

/s/ STUART W. STEDMAN               Director
Stuart W. Stedman

/s/ MARK F. WILSON                  Director
Mark F. Wilson

/s/ GREG M. BRUDNICKI               Director
Greg M. Brudnicki

                                 EXHIBIT INDEX

Exhibit                                                                 Page
3.1 Amended and Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).
3.2          Restated Bylaws of the Company (filed with the
             Commission as Exhibit 3.2 to the Company's
             Registration Statement on Form S-1 (registration
             No. 333-5545) and incorporated herein by
             reference).
5.1          Opinion of Snell & Smith, A Professional Corporation.         6
10.1         Amendment No, 1 to 1995 Stock Incentive Plan.                 7
10.2         Amendment No. 1 to 1996 Stock Option Plan.                    9
23.1         Consent of Arthur Andersen L.L.P.                            10
23.2         Consent of Snell & Smith, A Professional Corporation
             (included in Exhibit 5.1).
24.1 Powers of Attorney (included on the signature page to this Registration Statement).